UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2010

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, the Board of Directors of Zhone Technologies, Inc. (the “Company”) approved the acceleration of vesting of all unvested options to purchase shares of common stock of the Company issued in connection with the Company’s stock option repricing/exchange program in November 2008 that are held by the Company’s senior management. The acceleration is effective as of March 31, 2010. Options to purchase an aggregate of approximately 920,000 shares of common stock will be subject to acceleration. The acceleration of these options was undertaken in recognition of the achievement of certain performance objectives by the Company’s senior management.

The following table summarizes the outstanding options subject to accelerated vesting held by the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated senior managers:

Name	Number of Shares Underlying Options Subject to Acceleration	Exercise Price ($)
Morteza Ejabat	476,419	0.50
Kirk Misaka	180,320	0.50
Michael Fischer	43,734	0.50
David Misunas	30,261	0.50
Michael Scheck	79,687	0.50

Item 8.01	Other Events.

On March 26, 2010, the Company received a written notification from The Nasdaq Stock Market (“Nasdaq”) Listing Qualifications Department that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) and that the matter is now closed.

As stated in the notification from Nasdaq, on June 11, 2008, the staff of the Listing Qualifications Department notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Nasdaq Listing Rules. Following the completion of a one-for-five reverse stock split of the Company’s common stock effective March 11, 2010, the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with the Minimum Bid Price Rule.

The Company issued a press release on March 31, 2010 announcing receipt of the above described letter from Nasdaq. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release dated March 31, 2010 issued by Zhone Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2010	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer